UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        August 16, 2005 (August 11, 2005)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                   0-20632                     43-1175538
(State or other jurisdiction (Commission File Number)         (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   135 NORTH MERAMEC, CLAYTON, MISSOURI 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

TABLE OF CONTENTS
                                                                                              Page
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT........................................  1

ITEM 2.03  CREATION OF A  DIRECT FINANCIAL  OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.....................................  1

SIGNATURE....................................................................................  2

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On August 11, 2005, First Banks, Inc. ("First Banks" or the "Company") entered into an Amended and Restated Secured Credit Agreement with Wells Fargo Bank, National Association, as Agent, JP Morgan Chase Bank, N.A., LaSalle Bank National Association, The Northern Trust Company, Union Bank of California, N.A., Fifth Third Bank (Chicago) and U.S. Bank National Association ("Credit Agreement") in the amount of $122.5 million. The Credit Agreement replaced a secured credit agreement dated August 14, 2003, and subsequently amended on August 12, 2004, that provided a $75.0 million revolving credit line and a $25.0 million letter of credit facility. The Credit Agreement contains material changes to the structure and terms of the financing arrangement, of most significance is the addition of a term loan.

         The Credit Agreement provides a $15.0 million revolving credit facility ("Revolving Credit"), a $7.5 million letter of credit facility ("LC Facility") and a $100.0 million term loan ("Term Loan"). Interest is payable on outstanding principal loan balances of the Revolving Credit at a floating rate equal to either the lender's prime rate or, at First Banks' option, the London Interbank Offering Rate ("Eurodollar Rate") plus a margin determined by the outstanding loan balances and First Banks' net income for the preceding four calendar quarters. If the loan balances outstanding under the Revolving Credit are accruing at the prime rate, interest is paid monthly. If the loan balances outstanding under the Revolving Credit are accruing at the Eurodollar Rate, interest is payable based on the one, two, three or six-month Eurodollar Rate, as selected by First Banks. Interest is payable on outstanding principal loan balances of the Term Loan at a floating rate equal to the Eurodollar Rate plus a margin determined by the outstanding loan balances and First Banks' net income for the preceding four calendar quarters. There were no amounts borrowed on the Revolving Credit on August 11, 2005. First Banks borrowed $80.0 million on the Term Loan on August 11, 2005 and will borrow the remaining $20.0 million on November 11, 2005. The outstanding principal balance of the Term Loan is payable in ten equal quarterly installments of $5.0 million commencing on March 31, 2006, with the remainder of the Term Loan balance to be repaid in full, including any unpaid interest, upon maturity. Amounts may be borrowed under the Revolving Credit until August 10, 2006, at which time the principal and interest outstanding is due and payable. The Credit Agreement requires maintenance of certain minimum capital ratios for First Banks and First Bank, certain maximum nonperforming assets ratios for First Bank and a minimum return on assets ratio for First Banks. In addition, it contains additional covenants, including a limitation on the amount of dividends on First Banks' common stock that may be paid to stockholders. The Credit Agreement is secured by First Banks' ownership interest in the capital stock of its subsidiaries.

         First Banks  intends to use the  proceeds of advances  under the Credit
Agreement  to  refinance  existing  indebtedness,   for  its  general  corporate
purposes, and for potential acquisitions.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See Item 1.01.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST BANKS, INC.



Date:  August 16, 2005                By: /s/ Allen H. Blake
                                          --------------------------------------
                                              Allen H. Blake
                                              President, Chief Executive Officer
                                              and Chief Financial Officer